Exhibit 10.1

STONE ENERGY CORPORATION

MARCH 1, 2017

DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

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Participant:

Grant Date:     March 1, 2017

Number of Restricted Stock Units Granted:                             1

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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Stone Energy Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Stone Energy Corporation 2017 Long Term Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee and the Board; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant; and

WHEREAS, for purposes of this Agreement, the Company has deemed it appropriate to award the Participant with the number of RSUs stated above which represents an equivalent value of $[                ]2 which is the value of the Participant’s Plan Year 2017 equity award for serving as a non-employee director on the Company’s Board of Directors; and

WHEREAS, the Company has utilized the price per share of the Company’s Common Stock as of the date of the Company’s emergence from bankruptcy which was established to be $18.56 per share as of February 28, 2017.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1.    Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are

[1]	Chairman = 13,082 RSUs; other Board members = 9,811 RSUs.
[2]	Chairman = $242,800; other Board members = $182,100

expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated into this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.    Grant of Restricted Stock Unit Award. The Company hereby grants the number of RSUs specified above to the Participant, as of the Grant Date stated above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3.    Vesting.

(a)    Subject to the provisions of this Section 3, the RSUs subject to this Award shall become fully vested on the date immediately prior to the Company’s annual meeting of shareholders in the year following the Grant Date, provided that the Participant has not incurred a “Separation from Service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. Section 1.409A-1(h), other than due to the Participant’s death or removal from the Board without cause, in which cases the RSUs shall become vested upon such event. There shall be no proportionate or partial vesting in the periods prior to the vesting date.

(b)    Corporate Change. All unvested RSUs shall become fully vested upon a Corporate Change.

(c)    Board Discretion to Accelerate Vesting. In addition to the foregoing, the Board may, in its sole discretion, accelerate vesting of the RSUs at any time and for any reason.

(d)    Forfeiture. Except as set forth in Section 3(a), all unvested RSUs shall be immediately forfeited upon the Participant’s termination of service with the Board.

4.    Delivery of Shares.    Subject to the provisions of Section 17 hereof, within ten (10) days following the applicable vesting date of the RSUs the Participant shall receive the number of shares of Common Stock that correspond to the number of RSUs that have become vested on the applicable vesting date, less a number of shares of Common Stock equal to the product of (i) the Fair Market Value of the shares of Common Stock on the delivery date and (ii) the highest marginal Federal tax rate applicable to individuals, with the result rounded down to the nearest whole share (the “Tax Reduction”). The Fair Market Value of the shares of Common Stock subject to the Tax Reduction shall be paid to the Participant in cash at the same time as the delivery of the shares of Common Stock pursuant to this Section 4 (collectively, the “RSU Settlement”).

5.    Dividends; Rights as Stockholder. Cash dividends on the number of shares of Common Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant; provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Stock dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant; provided that such stock dividends shall be paid in shares of Common Stock at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU unless and until the Participant has become the holder of record of such shares.

6.    Non-Transferability. The RSUs, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned, pledged, encumbered or otherwise disposed of or hypothecated in any way by the Participant (or any beneficiary of the Participant who holds the RSUs as a result of a transfer by will or by the laws of descent and distribution), other than in accordance with the provisions of Section 13(e) of the Plan.

7.    Governing Law; Jurisdiction and Venue. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock. The Company and the Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or this Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts located in Louisiana, the court of the United States of America for the Western District of Louisiana, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such state court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and the Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or this Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

8.    Withholding of Tax. If the Participant is subject to wage withholding at the source under the Code with respect compensation paid to the Participant by the Company, then the following provisions of this Section 8 shall apply: The Company may require the Participant to pay to the Company, an amount the Company deems necessary to satisfy its current or future obligation to withhold federal, state or local income or other taxes, if any, that the Participant incurs as a result of the Award. With respect to any required tax withholding, the Participant may (a) direct the Company to withhold from the shares of Common Stock to be issued to the Participant under this Agreement, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs (such amount, in the aggregate, the “Withholding Obligation”), which determination will be based on the shares’ Fair Market Value at the time such determination is made; (b) deliver to the Company shares of Common Stock sufficient to satisfy the Withholding Obligation, based on the shares’ Fair Market Value at the time such determination is made; or (c) deliver cash to the Company sufficient to satisfy the Withholding Obligation. Without limiting the foregoing, the Company shall withhold shares of Common Stock otherwise deliverable to the Participant hereunder in order to pay the Participant’s income and employment taxes due upon vesting of the RSUs, but only to the extent permitted by applicable accounting rules so as not to affect accounting treatment.

9.    Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 9.

10.    Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a)    The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933 (the “Act”) and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.

(b)    The shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(c)    If the Participant is deemed to be an affiliate within the meaning of Rule 144 of the Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Stock of the Company, (B) adequate information concerning the Company is then available to the public, and

(C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

(d)    The Participant is an “accredited investor” within the meaning of Regulation D of the Act.

11.    Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that an amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Grant Date and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with the Participant’s consent.

12.    Notices. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by certified mail, return receipt requested, and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel. Any person entitled to notice hereunder may waive such notice in writing.

13.    No Right to Employment. Any questions as to whether and when there has been a termination and the cause of such termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate a Participant’s employment or service relationship at any time, subject to any employment agreement or other service agreement in effect between the Company and the Participant.

14.    Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

15.    Compliance with Laws. Notwithstanding any provision of this Agreement to the contrary, the issuance of the RSUs (and the shares of Common Stock upon settlement of the RSUs) pursuant to this Agreement will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Common Stock will not be issued hereunder unless (a) a registration statement under the Act, is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares of Common Stock as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Common Stock available for issuance.

16.    Section 409A. This Agreement and the Plan are intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that this Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under this Agreement or the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company.

17.    Deferrals. If permitted by the Company, the Participant may elect, subject to the terms and conditions of the Plan and any other applicable written plan or procedure adopted by the Company from time to time for purposes of such election, to defer the distribution of all or any portion of the shares of Common Stock that would otherwise be distributed to the Participant hereunder, which shall include for this purpose the number of shares of Common Stock subject to the Tax Reduction (the “Deferred Shares”), consistent with the requirements of Section 409A of the Code. Upon the vesting of RSUs that have been so deferred, the applicable number of Deferred Shares shall be credited to a bookkeeping account established on the Participant’s behalf (the “Account”). Subject to Section 5 hereof, the RSU Settlement in respect of the Deferred Shares credited to the Participant’s Account shall be distributed to the Participant in accordance with the terms and conditions of the Plan and the other applicable written plans or procedures of the Company, consistent with the requirements of Section 409A of the Code. A Participant’s ability to elect deferral of distributions under this Section 17 will at all times be subject to applicable restrictions, if any, under the Company’s “blackout” policy or other trading restriction imposed by the Company.

18.    Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.

The Participant shall not assign any part of this Agreement without the prior express written consent of the Company, which consent may not be unreasonably withheld, conditioned or delayed.

19.    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

20.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

21.    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

22.    Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

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By signing below, the Participant hereby acknowledges receipt of the RSUs issued on the Grant Date indicated above, which have been issued under the terms and conditions of the Plan and this Agreement.

STONE ENERGY CORPORATION

By:
Name:	David H. Welch
Title:	Chief Executive Officer and President

Accepted by:

[Name of Participant]

Date:	March 1, 2017

Confirmation of Receipt by Company:

By:
Name:	Lisa Jaubert
Title:	Senior Vice President,
General Counsel, Secretary

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